As filed with the Securities and Exchange Commission on June 1, 2016
Registration No. 333-157185

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
______________________________

THE FIRST BANCORP, INC.
(Exact name of registrant as specified in its charter)
______________________________

Maine 01-0404322
(State or other jurisdiction of incorporation or organization) (I.R.S. Employer Identification No)

P.O. Box 940
Damariscotta, Maine 04543
Telephone: (207) 563-3195
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices )
______________________________
F. Stephen Ward
Executive Vice President and Chief Financial Officer
The First Bancorp, Inc.
P.O. Box 940
Damariscotta, Maine 04543
Telephone: (207) 563-3195
(Name, address, including zip code, and telephone number, including area code, of agent for service)
______________________________
With copies to:
David J. Champoux, Esq.
Pierce Atwood LLP
254 Commercial Street
Portland, Maine 04101
Telephone: (207) 791-1100
______________________________
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: NOT APPLICABLE

If the only securities being registered on this Form are being offered to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act . ☐
Large accelerated filer ☐ Accelerated filer ☑ Non-accelerated filer ☐ Smaller reporting company     ☐                        (Do not check if a smaller reporting company)

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REMOVAL OF SECURITIES FROM REGISTRATION

We previously registered for sale, under a Registration Statement on Form S-3, as amended (Registration No. 333-157185, the “Registration Statement”), $25,000,000 worth of Fixed Rate Cumulative Perpetual Preferred Stock and Warrants to purchase 225,904 shares of our Common Stock, as well as the underlying shares of Common Stock, all of which were held by a selling shareholder (the “Securities”). None of the Securities registered for sale under the Registration Statement were sold pursuant to such Registration Statement, and by filing this Post-Effective Amendment No. 1 to the Registration Statement, we hereby remove from registration all of the Securities that were registered for sale under the Registration Statement as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the removal from registration of such Securities.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a registration statement on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Damariscotta, State of Maine, on June 1, 2016.

THE FIRST BANCORP, INC.

By:    /s/ F. Stephen Ward
F. Stephen Ward
Executive Vice President and Chief Financial Officer

NOTE: No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.